UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of Report (Date of earliest event reported): May 19, 2005

MEDIANEWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of incorporation)	Number)	Identification No.)

1560 Broadway, Suite 2100		80202
Denver, Colorado		(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (303) 563-6360

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 8.01: Other Events.

     MediaNews Group, Inc. (“us” or “we”) currently owns 80% of outstanding Common Stock of the Denver Post Corporation. In January, 2005, we gave notice of the exercise of our option to purchase the 20% equity interest in The Denver Post Corporation owned by Media General, Inc.

     The terms of the option are contained in the Third Amended and Restated Shareholders’ Agreement dated June 30, 1999 between Media General, Inc. and The Denver Post Corporation (the “Shareholders’ Agreement”) (filed as Exhibit 10.18 to our Form S-4/A filed July 12, 1999). The purchase price for Media General, Inc.’s equity interest is based on the fair market value of The Denver Post Corporation, as determined through an appraisal process. The appraisal process was completed on May 19, 2005, resulting in a purchase price of $45.85 million for the 20% equity interest. Under the terms of the Shareholders’ Agreement, the closing is scheduled to take place on or prior to June 10, 2005. We intend to fund the payment of the purchase price from borrowings under our revolving credit facility. After the purchase, we expect to have approximately $176.0 million available for future borrowings on our $350.0 million revolving credit facility.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.

Dated: May 25, 2005	By:	/s/ Ronald A. Mayo

Ronald A. Mayo
Vice President,
Chief Financial Officer and
Duly Authorized Officer of Registrant

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